Exhibit 31.2

SECTION 302 CERTIFICATION

I, Thomas R. Staab II, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ending December 31, 2017 of BioCryst Pharmaceuticals, Inc.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 27, 2018

/s/ Thomas R. Staab II

Thomas R. Staab II

Chief Financial Officer and Treasurer

(Principal Financial Officer)